As filed with the Securities and Exchange Commission on March 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CONTEXTLOGIC INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2930953 (IRS Employer Identification No.)

2648 International Blvd., Ste 115

Oakland, CA 94601

(415) 965-8476

(Address of Principal Executive Offices)

ContextLogic Inc. 2020 Equity Incentive Plan

(Full title of Plan)

Rishi Bajaj

Chief Executive Officer

ContextLogic Inc.

2648 International Blvd., Ste 115

Oakland, CA 94601

(Name and address of agent for service)

(415) 965-8476

(Telephone number, including area code, of agent for service)

Copies to:

David A. Curtiss Schulte Roth & Zabel LLP 919 Third Ave. New York, NY 10022 (212) 756-2000	Marianne Lewis ContextLogic Inc. 2648 International Blvd., Ste 115 Oakland, CA 94601 (415) 965-8476

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by ContextLogic Inc. (the “Registrant”) for the purpose of registering 1,314,966 additional shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) under the Registrant’s 2020 Equity Incentive Plan pursuant to the provisions of the plan that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on December 16, 2020, March 14, 2022, February 27, 2023, and March 5, 2024 (File Nos. 333-251374, 333-263538, 333-270074 and 333-277676 respectively) to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

ContextLogic Inc., or the Registrant, hereby incorporates by reference into this Registration Statement the following documents (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025;

(b) the Registrant’s Amendment No. 1 to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2024 filed with the SEC on February 13, 2025;

(c) the Registrant’s Current Reports on Form 8-K filed with the SEC on February 28, 2025, March 11, 2025, and March 12, 2025; and

(d) the description of the Registrant’s common stock contained in the Company’s Description of Capital Stock, filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 12, 2025.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 8. Exhibits

The following exhibits are incorporated herein by reference.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Specimen Class A common stock certificate of the Registrant.	S-1/A	333-250531	4.1	12/7/2020
4.2	Restated Certificate of Incorporation, as amended through April 23, 2023.	10-Q	001-39775	3.1	05/04/2023
4.3	Amended and Restated Bylaws, effective as of August 5, 2024.	8-K	001-39775	3.1	08/08/2024
5.1	Opinion and Consent of Schulte Roth & Zabel LLP.					X
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of BPM LLP, Independent Registered Public Accounting Firm.					X
23.3	Consent of Schulte Roth & Zabel LLP (contained in Exhibit 5.1).					X
24.1	Power of Attorney (contained in the signature page hereto).					X
99.1	ContextLogic Inc. 2020 Equity Incentive Plan and forms of agreements thereunder.	S-8	333-251374	99.2	12/16/2020
107	Calculation of Filing Fee Tables.					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California on this 12th day of March, 2025.

ContextLogic Inc.

By:	/s/ Rishi Bajaj
Rishi Bajaj
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Rishi Bajaj, Brett Just, and Marianne Lewis, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rishi Bajaj Rishi Bajaj	Chief Executive Officer (Principal Executive Officer)	March 12, 2025
/s/ Brett Just Brett Just	Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2025
/s/ Ted Goldthorpe Ted Goldthorpe	Chairman	March 12, 2025
/s/ Michael Farlekas Michael Farlekas	Director	March 12, 2025
/s/ Marshall Heinberg Marshall Heinberg	Director	March 12, 2025
/s/ Elizabeth A. LaPuma Elizabeth A. LaPuma	Director	March 12, 2025
/s/ Richard Parisi Richard Parisi	Director	March 12, 2025
/s/ Mark Ward Mark Ward	Director	March 12, 2025